Exhibit 99.1

News Release

MODUSLINK GLOBAL SOLUTIONS REPORTS 2013 FOURTH

QUARTER AND FISCAL YEAR FINANCIAL RESULTS

WALTHAM, Mass., October 15, 2013 – ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) today reported financial results for its 2013 fourth quarter and fiscal year ended July 31, 2013. Results for those periods are summarized in the following paragraphs. An annual report on Form 10-K for the period can be accessed through www.moduslink.com.

Fourth Quarter Financial Summary and Supplemental Information

•	Net revenue of $181.0 million, an increase of 4.5%, compared to the fourth quarter of fiscal 2012
•	Gross margin of 11.1%, compared to 6.6% in the fourth quarter of fiscal 2012; improvement reflects favorable revenue mix, actions to reduce costs and other items
•	SG&A expenses of $19.8 million, a 29.2% reduction, compared to the fourth quarter of fiscal 2012 primarily due to lower employee related costs and professional fees
•	Operating loss of $5.7 million, including restructuring charges of $5.7 million, compared to operating loss of $18.1 million, including restructuring charges of $1.2 million, in the fourth quarter of fiscal 2012
•	Adjusted EBITDA of $7.7 million, compared to $(5.0) million in the fourth quarter of fiscal 2012
•	Net loss of $8.8 million, or $0.17 per share, compared with net loss of $20.2 million, or $0.46 per share, in the fourth quarter of fiscal 2012
•	During fiscal 2013, the Company reduced the number of full time employees from approximately 3,870 to 3,250, a reduction of 16%

ModusLink reported net revenue of $181.0 million for the fourth quarter of fiscal 2013, compared to net revenue of $173.1 million in the fourth quarter of fiscal 2012. Operating loss for the fourth quarter of fiscal 2013 was $5.7 million, compared to operating loss of $18.1 million in the fourth quarter of the previous year. Net loss for the fourth quarter of fiscal 2013 was $8.8 million, or $0.17 per share, which included net loss from discontinued operations of $6 thousand. Net loss for the fourth quarter of the previous year was $20.2 million, or $0.46 per share, which included net loss from discontinued operations of $5.3 million, or $0.12 per share.

The increase in revenue for the fourth quarter of fiscal 2013 was primarily driven by higher revenue from a program for a consumer electronics client and an aftermarket services program related to the repair and refurbishment of mobile devices. The reduced operating loss for the fourth quarter of fiscal 2013 was primarily due to improved gross margin, which was favorably impacted by (a) improved revenue mix, (b) the effects of actions taken by the Company to reduce cost, (c) the recognition of previously deferred revenue for a client program, which increased revenue by $1.6 million and gross margin by 80 basis points and (d) gross margin for the fourth quarter of the prior year included a previously disclosed $3.6 million inventory write-off related to a canceled client program, which negatively impacted gross margin by 210 basis points for the period. Also contributing to the reduced operating loss for the fourth quarter of fiscal 2013 was a 29.2% decline in selling, general and administrative expenses (SG&A), which was primarily due to lower employee related costs and professional fees.

Both gross margin and SG&A expenses for the fourth quarter of fiscal 2013 benefited from the Company’s actions to reduce capacity and costs during the year. Among those actions were the consolidation of two significant facilities and several non-strategic sites in the U.S. and Europe, as well as a 16% reduction in workforce, which declined from approximately 3,870 full time employees to approximately 3,250 during fiscal 2013.

ModusLink reported Adjusted EBITDA of $7.7 million for the fourth quarter of fiscal 2013, compared to Adjusted EBITDA of $(5.0) million for the same period in fiscal 2012. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net income/(loss) below.

For fiscal year 2013, net revenue was $754.5 million, compared to net revenue of $713.9 in the previous year. Operating loss for fiscal 2013 was $28.2 million, compared to operating loss of $34.9 million in fiscal 2012. Net loss for fiscal 2013 was $40.4 million, or $0.86 per share, which included net loss from discontinued operations of $1.0 million, or $0.02 per share. Net loss for the previous year was $38.1 million, or $0.87 per share, which included net loss from discontinued operations of $10.5 million, or $0.24 per share. ModusLink reported Adjusted EBITDA of $15.2 million for fiscal 2013, compared to Adjusted EBITDA of $5.2 million for fiscal 2012.

On January 11, 2013, the Company sold its Tech for Less (“TFL”) operations. Revenue and results from continuing operations exclude the results of TFL, which have been reclassified to discontinued operations in the Company’s statements of operations for all periods.

About ModusLink Global Solutions

ModusLink Global Solutions, Inc. (NASDAQ: MLNK) executes comprehensive supply chain and logistics services that improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operating infrastructure annually supports more than $80 billion of its

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clients’ revenue and manages approximately 451 million product shipments through more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of professional fees associated with our SEC inquiry and financial restatement, strategic alternatives and other professional fees, the settlement of the TFL acquisition escrow, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, other non-operating gains or losses, net, equity in losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income/(loss), is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including its cost reduction plans and the

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continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; uncertainties and volatility relating to global economic conditions, especially in the technology sector; unanticipated declines in, or failure to achieve the anticipated levels of, the demand for our clients’ products; potential strains on managerial and operational resources resulting from expanded operations; failure to realize expected benefits of restructuring and cost-cutting actions; inability to expand operations in accordance with the Company’s business strategy; insufficient cash balances that could prevent the Company from meeting business or investment goals; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; customer losses; demand variability in supply chain management clients, to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; changes in tax rates in jurisdictions where profits are determined to be earned and taxed; changes in estimates of tax credits, benefits and deductions; unfavorable resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; adverse conditions in the mergers and acquisitions or IPO markets, which could prevent liquidity for securities in the Company’s venture capital portfolio; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com

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ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 31, 2013	July 31, 2012
Assets:
Cash and cash equivalents	$77,916	$52,369
Available-for-sale securities	61	131
Accounts receivable, net	142,098	148,931
Inventories, net	61,322	83,990
Prepaid and other current assets	9,689	10,466

Total current assets	291,086	295,887

Property and equipment, net	34,290	40,772
Investments in affiliates	7,970	10,803
Goodwill	3,058	3,058
Intangible assets, net	1,764	2,897
Other assets	5,528	5,465

	$343,696	$358,882

Liabilities:
Current portion of capital lease obligations	$98	$73
Accounts payable	110,148	110,520
Accrued restructuring	4,670	1,724
Accrued expenses	34,748	41,753
Other current liabilities	26,157	26,778
Current liabilities of discontinued operations	610	1,528

Total current liabilities	176,431	182,376

Long-term portion of accrued restructuring	494	—
Long-term portion of capital leases obligations	303	69
Other long-term liabilities	9,563	11,012
Non-current liabilities of discontinued operations	—	293

	$186,791	$193,750

Stockholders' equity:
	156,905	165,132

	$343,696	$358,882

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended July 31,			Twelve months ended July 31,
	2013	2012	Fav (Unfav)	2013	2012	Fav (Unfav)
Net revenue	$181,001	$173,129	4.5%	$754,504	$713,947	5.7%
Cost of revenue	160,908	161,679	0.5%	680,134	645,388	(5.4%)

Gross profit	20,093	11,450	75.5%	74,370	68,559	8.5%

	11.1%	6.6%	4.5%	9.9%	9.6%	0.3%
Operating expenses:
Selling, general and administrative	19,823	28,001	29.2%	86,972	94,737	8.2%
Amortization of intangible assets	281	284	1.1%	1,133	1,139	0.5%
Impairment of goodwill & long-lived assets	—	—		—	1,128	100.0%
Restructuring, net	5,664	1,219	(364.6%)	14,497	6,416	(126.0%)

Total operating expenses	25,768	29,504	12.7%	102,602	103,420	0.8%

Operating loss	(5,675)	(18,054)	68.6%	(28,232)	(34,861)	19.0%
Other income (expense)	(1,356)	5,145	(126.4%)	(7,319)	10,288	(171.1%)

Loss from continuing operations before taxes	(7,031)	(12,909)	45.5%	(35,551)	(24,573)	(44.7%)
Income tax expense (benefit)	1,804	1,986	9.2%	3,779	3,035	(24.5%)

Loss from continuing operations	(8,835)	(14,895)	40.7%	(39,330)	(27,608)	(42.5%)
Discontinued operations, net of income taxes:
Loss from discontinued operations	(6)	(5,346)	99.9%	(1,025)	(10,500)	90.2%

Net loss	$(8,841)	$(20,241)	56.3%	$(40,355)	$(38,108)	(5.9%)

Basic and diluted loss per share:
Loss from continuing operations	$(0.17)	$(0.34)	49.5%	$(0.84)	$(0.63)	(33.0%)
Loss from discontinued operations	(0.00)	(0.12)	99.9%	(0.02)	(0.24)	90.9%

Net loss	$(0.17)	$(0.46)	62.8%	$(0.86)	$(0.87)	1.1%

Shares used in computing basic loss per share	51,421	43,811		46,654	43,565

Shares used in computing diluted loss per share	51,421	43,811		46,654	43,565

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	July 31, 2013	July 31, 2012	July 31, 2013	July 31, 2012
Net revenue:
Americas	$72,353	$62,105	$268,490	$249,940
Asia	48,099	50,374	212,963	218,880
Europe	48,522	52,299	237,222	211,319
All other	12,027	8,351	35,829	33,808

Total net revenue	$181,001	$173,129	$754,504	$713,947

Operating income (loss):
Americas	$1,590	$(7,848)	$(230)	$(14,108)
Asia	6,462	3,234	22,841	21,450
Europe	(8,512)	(2,735)	(22,091)	(15,718)
All other	605	256	349	634

Total segment operating income (loss)	145	(7,093)	869	(7,742)
Other reconciling items	(5,820)	(10,961)	(29,101)	(27,119)

Total operating loss	$(5,675)	$(18,054)	$(28,232)	$(34,861)

Non-GAAP operating income (loss):
Americas	$2,792	$(5,768)	$5,708	$(7,675)
Asia	8,474	4,456	30,230	26,811
Europe	(2,185)	(1,649)	(7,679)	(6,061)
All other	1,031	1,091	2,920	2,941

Total segment non-GAAP operating income (loss)	10,112	(1,870)	31,179	16,016
Other reconciling items	(5,468)	(10,741)	(27,355)	(25,284)

Total non-GAAP operating income (loss)	$4,644	$(12,611)	$3,824	$(9,268)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(In thousands)

(Unaudited)

NON-GAAP OPERATING INCOME (LOSS) TO GAAP OPERATING LOSS AND NET LOSS1

	Three months ended		Twelve months ended
	July 31, 2013	July 31, 2012	July 31, 2013	July 31, 2012
Non-GAAP operating income (loss)	$4,644	$(12,611)	$3,824	$(9,268)
Depreciation	(3,907)	(3,357)	(14,118)	(13,920)
Amortization of intangible assets	(281)	(284)	(1,133)	(1,139)
Impairment of goodwill and long-lived assets	—	—	—	(1,128)
Share-based compensation	(467)	(583)	(2,308)	(2,990)
Restructuring, net	(5,664)	(1,219)	(14,497)	(6,416)

GAAP operating loss	$(5,675)	$(18,054)	$(28,232)	$(34,861)
Other income (expense), net	(1,356)	5,145	(7,319)	10,288
Income tax (expense) benefit	(1,804)	(1,986)	(3,779)	(3,035)
Loss from discontinued operations	(6)	(5,346)	(1,025)	(10,500)

Net loss	$(8,841)	$(20,241)	$(40,355)	$(38,108)

NET LOSS TO EBITDA AND ADJUSTED EBITDA[2]

	Three months ended		Twelve months ended
	July 31, 2013	July 31, 2012	July 31, 2013	July 31, 2012
Net loss	$(8,841)	$(20,241)	$(40,355)	$(38,108)
Interest income	(71)	(70)	(300)	(380)
Interest expense	88	95	612	373
Income tax expense	1,804	1,986	3,779	3,035
Depreciation	3,907	3,357	14,118	13,920
Amortization of intangible assets	281	284	1,133	1,139

EBITDA	$(2,832)	$(14,589)	$(21,013)	$(20,021)
SEC inquiry and financial restatement costs	2,522	3,096	10,761	3,114
Strategic alternatives and other professional fees	35	977	1,270	9,686
Settlement of TFL acquisition escrow	—	—	—	(3,399)
Executive severance and employee retention	154	2,111	1,417	2,111
Restructuring	5,664	1,219	14,497	6,416
Share-based compensation	467	583	2,308	2,990
Impairment of goodwill and long-lived assets	—	—	—	1,128
Other non-operating (gains) losses, net	208	(4,056)	592	(11,442)
Equity in losses of affiliates and impairments	1,430	284	4,365	4,109
Discontinued operations	6	5,346	1,025	10,500

Adjusted EBITDA	$7,654	$(5,029)	$15,222	$5,192

1 The Company defines non-GAAP operating income (loss) as total operating income (loss) excluding net charges related to depreciation, amortization of intangible assets, impairment of goodwill and long-lived assets, share-based compensation and restructuring.

2 The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and restatement costs, strategic alternatives and other professional fees, settlement of TFL acquisition escrow, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, other non-operating (gains) losses, net, equity in losses of affiliates and impairments and discontinued operations.